Exhibit 99.1

News Release	Corporate Communications MN01-1030 5050 Lincoln Drive Edina, MN 55436	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve_wold@atk.com

ATK ELECTS DAN MURPHY CHAIRMAN OF BOARD OF DIRECTORS

Minneapolis, Feb. 2, 2005 — Alliant Techsystems (NYSE:  ATK) announced today that Dan Murphy, president and chief executive officer, will become chairman of the board of directors effective April 1.  Murphy will succeed Paul David Miller, who will depart from the board on April 1.

Murphy became chief executive officer of ATK in October 2003 as part of a leadership succession plan announced earlier that year.  He succeeded Miller, who retained his post as chairman of the board to assist in the transition.

ATK is a $2.4 billion advanced weapon and space systems company employing approximately 14,000 people in 23 states.  News and information can be found on the Internet at www.atk.com.

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